UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Verrica Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERRICA PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2024

Dear Stockholder:

The Annual Meeting of Stockholders of Verrica Pharmaceuticals Inc. (the “Company”) will be held at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, on Thursday, June 6, 2024 at 10:00 a.m. local time for the following purposes:

1.	To elect the Board’s nominees, Ted White and Mark Prygocki, to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.

3.	To indicate, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

4.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 12, 2024. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Christopher G. Hayes
Secretary

West Chester, Pennsylvania

April 19, 2024

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 19, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2024 Proxy Statement and 2023 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

VERRICA PHARMACEUTICALS INC.

44 W. Gay St., Suite 400

West Chester, Pennsylvania 19380

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (“Board” or “Board of Directors”) of Verrica Pharmaceuticals Inc. (sometimes referred to as the “Company” or “Verrica”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 19, 2024 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Thursday, June 6, 2024 at 10:00 a.m. local time at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 12, 2024 will be entitled to vote at the annual meeting. On this record date, there were 42,420,053 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 12, 2024 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC) then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 12, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1 – Election of two directors;

•	Proposal No. 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice;

•	Proposal No. 3 – Indication, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

•

Proposal No. 4 – Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2024.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of the compensation of our named executive officers, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote online, go to www.proxyvote.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 5, 2024 to be counted.

•

To vote over the telephone, dial toll-free 1-800-690-6903. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 5, 2024 to be counted.

•

To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 5, 2024.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 12, 2024.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 2 and 3 but may vote your shares on Proposal No. 4 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, for “One Year” as the preferred frequency of future advisory votes on the compensation of our named executive officers and “For” the ratification of KPMG LLP as independent auditors for the year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2024 to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before the 2025 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between February 6, 2025 and March 8, 2025. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on May 22, 2018.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspection of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes

1	Election of Directors	Nominees receiving the most “For” votes.	No effect	No effect

2	Non-binding advisory approval of the compensation of our named executive officers(1)	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	No effect

3	Non-binding advisory vote on the frequency of stockholder advisory votes on named executive officer compensation(2)	The frequency receiving the highest number of votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	No effect	No effect

4	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024(3)	“For” votes from holders of a majority of the stock having voting power present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on the matter.	Against	Brokers have discretion to vote

(1)

As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future named executive officer compensation decisions.

(2)

As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future “say-on-pay” votes.

(3)

This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 42,420,053 shares outstanding and entitled to vote. Thus, the holders of 21,210,027 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, the list will be available at our corporate headquarters, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, for examination by any stockholder of record for a legally valid purpose during regular business hours.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish he final results.

PROPOSAL NO. 1 -

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has seven members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two directors in the class whose term of office expires in 2024: Ted White and Mark Prygocki. Mr. White and Mr. Prygocki were previously elected by our stockholders. If elected at the Annual Meeting, each of these nominees will serve until the 2027 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. One director attended the 2023 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, diversity, expertise and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Class III Director Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Ted White, age 59

Ted White has served as our President and Chief Executive Officer since 2017 and as a member of our Board of Directors since 2018. Previously, from 2011 to 2017, Mr. White was the President and General Manager at Almirall, a global pharmaceutical company based in Barcelona, Spain with a focus on medical dermatology, the parent company of Aqua Pharmaceuticals. Prior to Aqua Pharmaceuticals, Mr. White was at Novartis from 1989 to 2010, where he served in a number of roles, most recently as a Managing Director. Mr. White holds a M.B.A.

from St. Joseph’s University and a B.A. in General Arts from Villanova University. Our Board of Directors believes that Mr. White is qualified to serve as a director based on his role as our President and Chief Executive Officer and his extensive management experience in the pharmaceutical industry.

Mark Prygocki, age 58

Mark Prygocki has served as a member of our Board of Directors since 2018. From 2017 until December 2019, he served as President, Chief Executive Officer and a member of the Board of Directors of Illustris Pharmaceuticals, Inc., a privately held bio-development company. Prior to joining Illustris, Mr. Prygocki worked at Medicis Pharmaceutical Corporation, a biopharmaceutical company, for more than 20 years and served as President from 2010 to 2012. Prior to that, Mr. Prygocki held several senior-level positions at Medicis, including Chief Operating Officer, Executive Vice President, and Chief Financial Officer and Treasurer. Since 2012, Mr. Prygocki has served as a consultant to the pharmaceutical and retail industries through his consulting company. Mr. Prygocki’s previous experience includes work at Citigroup, an investment banking firm, in the regulatory reporting division and several years in the audit department of Ernst & Young, LLP. Mr. Prygocki served on the Board of Directors until October 2022 and held until May 2021 the title of Executive Director of Clarus Therapeutics Holdings, Inc. and was chairman of its audit committee. He is certified by the American Institute of Certified Public Accountants. Mr. Prygocki serves on the board of Whispering Hope Ranch Foundation, a non-profit organization that assists children with special needs. Mr. Prygocki holds a B.S. in accounting from Pace University. Our Board of Directors believes that Mr. Prygocki should serve as a director based upon his operating experience and financial expertise in the biopharmaceutical industry, combined with his prior financial and board positions.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class I Directors Continuing in Office Until the 2025 Annual Meeting

Sean Stalfort, age 54

Sean Stalfort has served as a member of our Board of Directors since 2015. Mr. Stalfort is the President of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, which was founded in 2010. Prior to that, Mr. Stalfort was Executive Vice President at PBM Products, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Stalfort has served as a director of Acumen Pharmaceuticals, Inc. since 2018 and Taysha Gene Therapies, Inc. since June 2023. He also serves as a director of various private companies and was previously a director of Dova Pharmaceuticals, Inc. from 2016 to November 2019. Mr. Stalfort received a B.A. in Business Economics and Political Science from Brown University. Our Board of Directors believes that Mr. Stalfort should serve as a director based upon his years as an investor in healthcare related companies.

Diem Nguyen, age 52

Diem Nguyen has served as a member of our Board of Directors since June 2020. Dr. Nguyen has served as the Chief Executive Officer and as a member of the board of directors of SIGA Technologies since January 2024. Prior to SIGA, she previously served as the Chief Executive Officer of Xalud Therapeutics, a private non-viral clinical stage biotechnology company, from October 2020 to January 2024 and as Executive Vice President, Biopharma, at PPD, Inc., a leading global clinical research organization providing integrated drug development, laboratory, and lifecycle management services, from 2018 to April 2020. Prior to joining PPD, she held various commercial leadership and general management roles at Pfizer Inc. from 2009 to 2018. Prior to her work at Pfizer, Dr. Nguyen led corporate development, including all company-wide mergers and acquisitions and investor relations at Serologicals Corporation. Dr. Nguyen has served as a director of Candel Therapeutics, Inc. since July 2021. She received a BA in chemistry and a PhD in Biochemistry and Molecular Genetics from the

University of Virginia. She also received her MBA from Virginia’s Darden Graduate School of Business Administration. Dr. Nguyen also currently serves as a trustee at the Children’s Hospital of Philadelphia. Our Board of Directors believes that Dr. Nguyen should serve as a director based upon her years of experience in senior roles in the pharmaceutical industry.

Class II Directors Continuing in Office Until the 2026 Annual Meeting

Craig Ballaron, age 63

Craig Ballaron has served as a member of our Board of Directors since June 2019. Mr. Ballaron has served as an independent consultant in the pharmaceuticals, cosmeceuticals, physician dispense products and electronics fields since 2016. Mr. Ballaron was the co-founder of Aqua Pharmaceuticals Holdings, Inc. and served as the Chief Executive Officer, President and member of the Board of Directors from 2004 to 2015. Prior to founding Aqua Pharmaceuticals, Mr. Ballaron held various roles with increasing responsibilities at Bioglan Pharmaceuticals from 1999 to 2004. Mr. Ballaron received his B.S. in Business Management from York College. Our Board of Directors believes that Mr. Ballaron should serve as a director based upon his years of experience as a Chief Executive Officer in the pharmaceutical industry.

Paul B. Manning, age 68

Paul B. Manning has served as the chairman of our Board of Directors since 2017 and as a member of our Board of Directors since 2015. Mr. Manning is the Chairman and Chief Executive Officer of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Prior to that, Mr. Manning founded PBM Products in 1997, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Manning is a director of Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors, and other specialty ingredients, Candel Therapeutics, Inc., a biopharmaceutical company, and Liquidia Corporation, a biopharmaceutical company, as well as various private companies. Mr. Manning was previously a director of Perrigo Corporation, Concordia Healthcare Corp., AveXis, Inc., Dova Pharmaceuticals, Inc. and Taysha Gene Therapies, Inc. Mr. Manning received a B.S. in microbiology from the University of Massachusetts. Our Board of Directors believes that Mr. Manning should serve as a director based upon his over 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare related companies.

Lawrence Eichenfield, age 66

Lawrence Eichenfield has served as a member of our Board of Directors since July 2020. Dr. Eichenfield has been the chief of pediatric and adolescent dermatology at Rady Children’s Hospital-San Diego since 1991, as well as vice chair of the Department of Dermatology and a professor of dermatology and pediatrics at UC San Diego School of Medicine since 2009. He served as President of the Society for Pediatric Dermatology in 2002-3, on the board of the American Academy of Dermatology from 2005 to 2009, and served as chair for the 69th Annual Meeting of the American Academy of Dermatology. He is a co-Founder and former Chair of the Pediatric Dermatology Research Alliance (PeDRA), a collaborative research network, and a founding board member and past-president of the American Acne and Rosacea Society. He served as Editor-in-Chief of Pediatric Dermatology for 12 years and serves on the editorial boards of multiple journals and periodicals. Dr. Eichenfield currently serves on the board of directors of Forte Biosciences, Inc., a position he has held since June 2020. Dr. Eichenfield earned his medical degree from Mount Sinai School of Medicine in New York, was a pediatric resident and chief resident at Children’s Hospital of Philadelphia, and completed dermatology training at the hospital of the University of Pennsylvania. He is board certified in pediatrics, dermatology and pediatric dermatology. He has been honored as a member of the Alpha Omega Alpha Honor Society during medical school, and as a recipient of multiple clinical excellence and teaching awards from the Children’s Hospital of Philadelphia, UC San Diego Pediatrics, UC San Diego Dermatology and Rady Children’s Hospital-San Diego. Our Board of Directors believes that Dr. Eichenfield should serve as a director based upon his extensive experience in the dermatology industry.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Ballaron, Mr. Prygocki, Dr. Nguyen and Dr. Eichenfield, representing four of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The Board of Directors of the Company has a Chairman, Mr. Manning, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

Board Diversity

While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. The following Board Diversity Matrix sets forth certain self-identified personal demographic characteristics of our directors.

Board Diversity Matrix (as of March 31, 2023 and March 31, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	2
Part II: Demographic Background
Asian	1	—	—	—
White	—	4	—	—
Did not disclose demographic background	2

Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board of Directors met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Craig Ballaron	X	X*	X
Lawrence Eichenfield	X	X	X*
Mark Prygocki	X*	X	X

*	Committee chair.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Messrs. Prygocki and Ballaron and Dr. Eichenfield. Mr. Prygocki serves as the Chair of the Audit Committee. The Audit Committee met four times during 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.verrica.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Prygocki qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Prygocki’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing related party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matter;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter; and

•	overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Mark Prygocki, Chair

Lawrence Eichenfield

Craig Ballaron

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Messrs. Ballaron and Prygocki and Dr. Eichenfield. Mr. Ballaron serves as the Chair of the Compensation Committee. Messrs. Ballaron and Mr. Prygocki and Dr. Eichenfield are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has determined that Messrs. Ballaron and Prygocki and Dr. Eichenfield are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The Compensation Committee met two times during 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.verrica.com.

The principal duties and responsibilities of our Compensation Committee include:

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	setting the compensation and other terms of employment of our Chief Executive Officer and our other executive officers;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice every year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

In 2023, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Alpine Rewards LLC (“Alpine”) as compensation consultants. Our Compensation Committee identified Alpine based on Alpine’s general reputation in the industry. The Compensation Committee requested that Alpine:

•	assist in providing competitive compensation data for all of the Company’s executive positions and its Board of Directors;

•	assess the degree to which the Company’s current compensation strategy and practices aligns with market practices for all of the Company’s executive positions and its Board of Directors;

•

review all elements of pay including base salary, short-term incentives, total cash compensation, long-term incentives, pay mix, ownership levels and equity retention for all of the Company’s executive positions; and

•	propose go-forward changes relating to executive cash and equity compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Ballaron and Prygocki and Dr. Eichenfield. Dr. Eichenfield serves as the Chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.verrica.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our board of director;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	evaluating our set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the

Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

Diversity is one of a number of factors, however, that the committee takes into account in identifying nominees, and the Nominating and Corporate Governance Committee believes that it is essential that the board members represent diverse viewpoints. To accomplish the Board’s diversity objectives, the Nominating and Governance Committee may retain an executive search firm to help identify potential directors that meet these objectives.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary, Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, at least 90 days, but not more than 120 days, prior to the anniversary of the preceding year’s annual meeting of stockholders. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) a description of the proposed candidate’s principal occupation or employment; (5) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed candidate; and (6) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.verrica.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

In connection with our initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry.

Hedging and Pledging Policy

Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance from the Clearing Officer.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

Proposal 2 above provides our stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. As mentioned above, this is commonly referred to as a “say-on-pay” vote. In this proposal, we are asking our stockholders to cast an advisory (non-binding) vote regarding the frequency of future say-on-pay votes. Stockholders may vote for a frequency of every one, two or three years, or may abstain from voting. This proposal, which is commonly referred to as a “say-on-frequency” vote, is also required by the Dodd Frank Act and Section 14A of the Exchange Act.

Under the Dodd-Frank Act and Section 14A of the Exchange Act, now that we no longer qualify as an “emerging growth company,” we are required to solicit a non-binding advisory vote on the frequency of future “say-on-pay” votes at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay vote. Accordingly, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote on whether they would prefer future say-on-pay votes on an annual basis, once every two years or once every three years. Alternatively, stockholders may abstain from casting a vote.

For the reasons described below, the Board of Directors recommends that the stockholders select that the say-on-pay vote be submitted to stockholders on an annual basis. The Board of Directors believes that an annual say-on-pay vote will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, an annual say-on-pay vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board of Directors and the Compensation Committee value the opinions of the stockholders in this matter and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” FOR PROPOSAL 3.

PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company’s financial statements since 2017. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of KPMG LLP.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2023 and 2022 by KPMG LLP, the Company’s independent registered public accounting firm.

	Years Ended December 31,
	2023	2022
Audit Fees(1)	$475,019	$640,000
Tax Fees(2)	126,151	20,800

Total Fees	$601,170	$660,800

(1)

Audit fees for the fiscal years ended December 31, 2023 and 2022 include fees in connection with services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q in addition to professional services related to financial procedures performed in connection with securities offerings.

(2)	Tax fees for the fiscal years ended December 31, 2023 and 2022 include fees in connection with federal and state tax compliance, analysis of R&D tax credits and sales tax compliance.

There were no audit-related, tax or other fees for the years ended December 31, 2023 and 2022.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, KPMG LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the services of KPMG LLP for the years ended December 31, 2023 and 2022 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

Name	Position
Ted White	President and Chief Executive Officer
Joe Bonaccorso	Chief Commercial Officer
Gary Goldenberg, M.D.	Chief Medical Officer
P. Terence Kohler Jr.	Chief Financial Officer
Christopher G. Hayes	Chief Legal Officer

Executive Officers Who Are Not Directors

The following sets forth certain information with respect to our executive officers who are not directors:

Joe Bonaccorso, age 60

Joe Bonaccorso has served as our Chief Commercial Officer since February 2018. From 2012 to February 2018, Mr. Bonaccorso started and ran the U.S. Pharma Division for Pierre Fabre, under the name of Pierre Fabre Pharmaceuticals Inc. Pierre Fabre Pharmaceuticals Inc. was dedicated to both Pediatric Dermatology and Dermatology. Prior to joining Pierre Fabre, Mr. Bonaccorso spent 24 years at Novartis Pharmaceuticals, working in a variety of senior leadership roles in sales, marketing, national sales and training. Mr. Bonaccorso holds an M.A./M.B.A. from Kean University and a B.S. in Biology from Fairleigh Dickinson University.

Gary Goldenberg, age 47

Gary Goldenberg has served as our Chief Medical Officer since July 2020. Dr. Goldenberg is a medical and cosmetic dermatologist, with his medical practice at Goldenberg Dermatology PC, which he co-founded in 2017. Dr. Goldenberg has also served as an assistant clinical professor of dermatology at The Icahn School of Medicine at Mount Sinai Hospital in New York City since 2009. Prior to that, he was an assistant professor of dermatology at the University of Maryland School of Medicine from 2007 to 2009. Dr. Goldenberg served on our Board of Directors from May 2018 to July 2020. Dr. Goldenberg holds a M.D. from the Temple University School of Medicine and a B.A. in biology from La Salle University. He completed his Residency in Dermatology at Wake Forest University School of Medicine and his Dermatopathology Fellowship at University of Colorado Health Sciences Center.

P. Terence Kohler Jr., age 46

P. Terence Kohler Jr. has served as our Chief Financial Officer since July 2021. Prior to joining our company, Mr. Kohler held roles of increasing responsibility at Endo International plc, a generics and specialty pharmaceutical company, beginning in May 2015, where he most recently served as the Treasurer and Head of Corporate Development from March 2020 to July 2021. Prior to that, he served as the Vice President of Finance for Endo’s U.S. Branded Pharmaceuticals segment from 2018 to March 2020, and as the Senior Director, Corporate Financial Planning and Analysis from 2015 to 2018. Prior to joining Endo, Mr. Kohler worked for a boutique middle market investment bank providing M&A and private placement advisory services. Mr. Kohler holds an MBA from The University of North Carolina’s Kenan-Flagler Business School, and a BA in International Business and Management from Dickinson College.

Christopher G. Hayes, age 60

Christopher G. Hayes has served Verrica Pharmaceuticals’ General Counsel since September 2018 and as Chief Legal Officer since February 2020. Prior to joining our company, Mr. Hayes was a practicing attorney and was the owner of the Law Office of Christopher G. Hayes from 2001 to 2018. Mr. Hayes received a B.A. in economics from Villanova University and a J.D. from The Catholic University of America, Columbus School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2024 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 42,420,053 shares of common stock outstanding as of March 31, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units (“RSUs”) and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of March 31, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D and Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Entities affiliated with Paul B. Manning(1)	15,589,481	36.8%
Perceptive Life Sciences Master Fund, Ltd.(2)	7,099,182	16.7
Avoro Capital Advisors LLC.(3)	4,264,152	9.9
Named executive officers and directors:
Paul B. Manning(1)	15,589,481	36.8
Ted White(4)	1,428,571	3.3
Sean Stalfort(5)	462,110	1.1
Mark Prygocki(6)	57,181	*
Christopher G. Hayes(7)	404,589	*
Craig Ballaron(8)	61,347	*
Joe Bonaccorso(9)	429,188	*
Diem Nguyen(10)	45,613	*
Lawrence Eichenfield(11)	47,513	*
All current executive officers and directors as a group (11 persons)(12)	19,183,765	42.6

*	Represents beneficial ownership of less than 1%
(1)

This information has been obtained, in part, from a Schedule 13D filed on July 15, 2022 by Paul B. Manning. Consists of: (a) 7,851,128 shares of common stock held by Paul and Diane Manning, JTWROS; (b) 6,000,000 shares of common stock held by the PBM 2022 Grantor Retained Annuity Trust; (c) 256,634 shares of common stock held by PBM Capital Investments, LLC (“PBMCI”); and (d) 1,481,719 shares of common stock held by BKB Growth Investments, LLC (“BKB”). Mr. Manning is a co-manager of BKB and has shared voting and investment power with respect to the shares held by BKB. Mr. Manning is President and CEO of PBMCI and has sole voting and investment power with respect to the shares held by PBMCI. The business address for BKB, PBMCI and Mr. Manning is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(2)

This information has been obtained from a Schedule 13G/A filed on February 14, 2024 by entities and individuals associated with Perceptive Advisors LLC (“Perceptive Advisors”). Consists of 7,099,182 shares of common stock held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. The address of Perceptive Advisors is 51 Astor Place, 10th Floor, New York, NY 10016.

(3)

This information has been obtained from a Schedule 13G filed on February 14, 2024 by entities and individuals associated with Avoro Capital Advisors LLC (“Avoro”). Consists of 3,999,999 shares of common stock and 264,153 shares of common stock issuable upon exercise of a warrant held by Avoro (the “Warrant”), which due to the Beneficial Ownership Limitation (as defined below) is the maximum number of shares that could be issued upon exercise of the Warrant as of March 31, 2024. Pursuant to the terms of the Warrant, the holder of such Warrant does not have the right to exercise any portion of the Warrant, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Beneficial Ownership Limitation. As of March 31, 2024, the “Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding. Avoro provides investment advisory and management services on behalf of Avoro Life Sciences Fund LLC (“Avoro Life Sciences Fund”) and Behzad Aghazadeh and acquired the securities solely for investment purposes on behalf of Avoro Life Sciences Fund and Dr. Aghazadeh. Dr. Aghazadeh is the portfolio manager and controlling person of Avoro and may be deemed to beneficially own the securities directly held by Avoro. The address of Avoro is 110 Greene Street, Suite 800, New York, NY 10012.

(4)	Consists of (a) 170,090 shares of common stock held by Mr. White and (b) 1,258,481 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2024.
(5)	Consists of 462,110 shares of common stock held by Mr. Stalfort.
(6)	Consists of shares of common stock issuable upon the exercise of options held by Mr. Prygocki within 60 days of March 31, 2024.
(7)	Consists of (a) 123,226 shares of common stock held by Mr. Hayes and (b) 281,363 shares of common stock issuable upon the exercise of options held by Mr. Hayes within 60 days of March 31, 2024.
(8)	Consists of (a) 10,000 shares of common stock held by Mr. Ballaron and (b) 51,347 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2024.
(9)	Consists of (a) 92,392 shares of common stock held by Mr. Bonaccorso and (b) 336,796 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2024.
(10)	Consists of (a) 100 shares of common stock held by Dr. Nguyen and (b) 45,513 shares of common stock issuable upon the exercise of options held by Dr. Nguyen within 60 days of March 31, 2024.
(11)	Consists of shares of common stock issuable upon the exercise of options held by Dr. Eichenfield within 60 days of March 31, 2024.
(12)	Consist of (a) 16,568,072 shares of common stock and (b) 2,615,693 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2024.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2023 and 2022 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ted White President, Chief Executive Officer and Director	2023	600,600	1,137,000	1,452,968	300,300	13,779	3,504,647
	2022	572,000	—	1,163,065	185,900	14,868	1,935,834
Christopher G. Hayes Chief Legal Officer(5)	2023	424,000	1,137,000	817,925	169,600	13,779	2,561,674
Joe Bonaccorso Chief Commercial Officer	2023	444,000	947,500	514,593	177,600	13,779	2,097,472
	2022	425,000	—	436,149	110,500	14,868	986,518

(1)

In accordance with SEC rules, these amounts reflect the grant date fair values of the RSUs granted to each of Messrs. White, Hayes and Bonaccorso in 2023, calculated in accordance with ASC Topic 718 for stock-based compensation transactions, based on the probable outcome of the vesting conditions of these RSUs as of the grant date. Each RSU represented the contingent right to receive one share of our common stock upon the achievement of certain performance targets, subject to the recipient’s continuous service through the vesting events. As of the grant date, the performance vesting condition was considered probable of occurring and, as a result, the grant date fair value of the RSUs, for purposes of this table, is the full value of the RSUs assuming that the performance vesting condition of these RSUs was met as of the grant date. The assumptions we used in valuing RSUs are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)

The amounts reflect the full grant date fair value for option awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Consistent with the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)

The amounts reflect the portion of each named executive officer’s target bonus earned based on the achievement of our corporate goals, which are discussed further below under “—Narrative to Summary Compensation Table—Annual Bonus.”

(4)	Includes our 401(k) plan matching contributions, life insurance premiums and phone and parking allowances paid by us.
(5)	Mr. Hayes was not a named executive officer for 2022 and, as a result, his compensation for that year has been omitted pursuant to applicable to SEC rules and regulations.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2023:

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Ted White	3/1/2023 2/24/2022	— 91,666	240,000 108,334	(3) (4)	7.58 8.00	2/28/2033 2/23/2032
	3/1/2021 2/27/2020 2/28/2019 2/12/2018	110,000 119,791 100,000 724,315	50,000 5,209 —	(5) (6)	14.32 11.81 11.32 6.52	2/28/2031 2/26/2030 2/27/2029 2/11/2028
	3/1/2023						75,000	(7)	549,000
	8/26/2020						37,500	(8)	274,500
	11/27/2019						37,500	(8)	274,500
Christopher G. Hayes	3/1/2023 2/24/2022	— 34,375	135,000 40,625	(3) (4)	7.58 8.00	2/28/2033 2/23/2032
	3/1/2021 2/27/2020	44,687 52,708	20,313 2, 292	(5) (6)	14.32 11.81	2/28/2031 2/26//2030
	2/28/2019 9/17/2018 3/1/2023	35,000 58,343	— —		11.32 16.32	2/27/2029 9/19/2028	75,000	(7)	549,000
	8/26/2020						25,000	(8)	183,000
	11/27/2019						25,000	(8)	183,000
Joe Bonaccorso	3/1/2023 2/24/2022	— 34,375	85,000 40,625	(3) (4)	7.58 8.00	2/28/2033 2/23/2032
	3/1/2021 2/27/2020 2/28/2019	44,687 52,708 61,260	20,313 2,292 —	(5) (6)	14.32 11.81 11.32	2/28/2031 2/26/2030 2/27/2029
	2/12/2018	102,100	—		6.52	2/11/2028
	3/1/2023						62,500	(7)	457,500
	8/26/2020						12,500	(8)	91,500
	11/27/2019						37,500	(8)	274,500

(1)

All of the option awards granted prior to our initial public offering in June 2018 listed in the table above were granted under our 2013 Equity Incentive Plan (the “2013 Plan”) and all of the option awards granted following the completion of our initial public offering were granted under our 2018 Equity Incentive Plan (the “2018 Plan”).

(2)	The market value amount is calculated based on the closing price of our common stock of $7.32 per share at December 29, 2023.
(3)

The shares of common stock underlying this option vest and become exercisable over a four-year period as to 25% of the common stock underlying the option on March 1, 2024 and as to 75% of the shares of common stock underlying the option in 36 equal monthly installments thereafter, subject to the recipient’s continued service through each vesting date.

(4)

The remaining unvested shares of common stock underlying this option vest and become exercisable in 26 equal monthly installments until February 24, 2026, subject to the recipient’s continued service through each vesting date.

(5)

The remaining unvested shares of common stock underlying this option vest and become exercisable in 15 equal monthly installments until March 1, 2025, subject to the recipient’s continued service through each vesting date.

(6)

The remaining unvested shares of common stock underlying this option vest and become exercisable in two equal monthly installments until February 27, 2024, subject to the recipient’s continued service through each vesting date.

(7)

These shares represent RSUs granted in March 2023, which are subject to performance vesting. The RSUs vested 50% on August 24, 2023 in connection with the first commercial sale, following U.S. Food and Drug Administration approval, of YCANTH (VP-102) for the treatment of molluscum, and the remaining unvested shares shall vest on August 24, 2024, subject to the holders’ continuous service through each applicable date.

(8)

These shares represent RSUs granted in November 2019, July 2020 and August 2020, which are subject to performance vesting. The RSUs vested 50% on July 21, 2023 upon receipt of regulatory approval of our new drug application for YCANTH (VP-102) for the treatment of molluscum, and the remaining unvested shares shall vest on July  21, 2024, subject to the holders’ continuous service through each applicable date.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to us. The following table presents the annual base salaries for each of our named executive officers for the years indicated. The 2023 base salaries became effective on January 1, 2023 and the 2024 base salaries became effective on January 1, 2024 for all of the named executive officers.

Name	2024 Base Salary ($)	2023 Base Salary ($)
Ted White	624,624	600,600
Christopher G. Hayes	466,000	424,000
Joe Bonaccorso	461,760	444,000

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. For 2023, the target bonus for Mr. White was 50% of his base salary and the target bonus for each of Mr. Hayes and Mr. Bonaccorso was 40% of their respective base salaries. For 2024, the target bonus for Mr. White is 60% of his base salary, the target bonus for Mr. Hayes is 45% of his base salary and the target for Mr. Bonaccorso is 40% of his base salary.

To reinforce the importance of integrated and collaborative leadership, our executives’ bonuses have historically been solely based on company performance, and we did not include an individual performance component. For 2023, the corporate performance goals consisted of clinical development, regulatory and financial objectives. For 2023, our Compensation Committee determined that the corporate performance goals had been achieved at a 100% level in the aggregate. Such amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In March 2024, in connection with its annual compensation review, our Compensation Committee granted options to purchase shares of our common stock to our named executive officers. The shares of common stock subject to the option grants vest as to one-fourth of the shares one year after the date of grant, with the balance of the shares vesting in 36 successive equal monthly installments thereafter, subject to the officer’s service with us as of each such date. Each option had an exercise price of $4.80 per share, the closing price of our common stock on the grant date. The following option grants were made on March 15, 2024:

Number of Shares Underlying Option Grant
Ted White	225,000
Christopher G. Hayes	80,000
Joe Bonaccorso	80,000

In March 2024, our Compensation Committee also granted RSUs to our named executive officers. One-fourth of the RSUs will vest upon each anniversary of the grant date, subject to the officer’s continuous service with us as of each such date. The following RSU grants were made on March 15, 2024:

Number of Shares Underlying RSU Grant
Ted White	112,500
Christopher G. Hayes	40,000
Joe Bonaccorso	40,000

For additional information about equity grants made historically to our named executive officers, please see “—Outstanding Equity Awards as of December 31, 2023” above.

Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control

We have entered into employment agreements with each of our current named executive officers.

Mr. White

We entered into an employment agreement with Mr. White, our Chief Executive Officer and President, on December 11, 2017, which was amended and restated on January 10, 2020. Under the terms of the amended and restated agreement, Mr. White was initially entitled to receive an annual base salary of $440,000 and an annual bonus of up to 45% of his annual base salary based upon our Board of Directors’ assessment of Mr. White’s performance and our attainment of targeted goals as set by the Board of Directors in its sole discretion. In accordance with the original employment agreement, Mr. White was also awarded an option to purchase 724,315 shares of our common stock at an exercise price of $6.52 per share in February 2018 under our 2013 Equity Incentive Plan, which have fully vested. Pursuant to his amended and restated employment agreement, Mr. White also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Pursuant to the terms of his amended and restated employment agreement, Mr. White’s employment is at will and may be terminated at any time by us or Mr. White. If Mr. White’s employment is terminated by us without cause or by Mr. White for good reason, then Mr. White would be eligible to receive severance benefits. The length of severance benefits that Mr. White would receive depends on (i) when his employment is terminated and (ii) whether or not he is terminated in connection with a change in control.

If Mr. White’s employment is terminated by us without cause or if Mr. White resigns with good reason, then Mr. White would be entitled to 12 months of severance benefits. During the applicable severance period, Mr. White would receive the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for the applicable severance period; and

•	payment or reimbursement of continued health coverage for Mr. White and his dependents under COBRA for the applicable severance period.

If Mr. White’s employment is terminated by us without cause or if Mr. White resigns with good reason, in either case within 12 months following or 1 month prior to the effective date of a change in control, then Mr. White would be entitled to the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months;

•	payment of a cash severance benefit equal to Mr. White’s annual bonus at the target percentage for the year in which the termination occurs;

•	payment or reimbursement of continued health coverage for Mr. White and his dependents under COBRA for 12 months; and

•	all equity awards held by Mr. White will automatically vest.

Mr. Hayes

We entered into an employment agreement with Mr. Hayes, our Chief Legal Officer, in August 2020. Under the terms of the agreement, Mr. Hayes was initially entitled to receive an annual base salary of $355,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Mr. Hayes’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. Mr. Hayes also entered into an employee confidential information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to the terms of his employment agreement, Mr. Hayes’s employment is at will and may be terminated at any time by us or Mr. Hayes. If Mr. Hayes’s employment is terminated by us without cause or by Mr. Hayes for good reason, then Mr. Hayes would be eligible to receive severance benefits. The length of severance benefits that Mr. Hayes would receive depends on whether or not he is terminated in connection with a change in control.

If Mr. Hayes is terminated by us without cause or if Mr. Hayes resigns with good reason, then Mr. Hayes would be entitled to 12 months of the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for the applicable severance period; and

•	payment or reimbursement of continued health coverage for Mr. Hayes and his dependents under COBRA for 12 months.

If Mr. Hayes’s employment is terminated by us without cause or if Mr. Hayes resigns with good reason, in either case within 12 months following or 1 month prior to the effective date of a change in control, then Mr. Hayes would be entitled to the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months;

•	payment of a cash severance benefit equal to Mr. Hayes’s annual bonus at the target percentage for the year in which the termination occurs;

•	payment or reimbursement of continued health coverage for Mr. Hayes and his dependents under COBRA for 12 months; and

•	all equity awards held by Mr. Hayes will automatically vest.

Mr. Bonaccorso

We entered into an employment agreement with Mr. Bonaccorso, our Chief Commercial Officer, in January 2018, which was amended and restated on January 10, 2020. Under the terms of the amended and restated agreement, Mr. Bonaccorso was initially entitled to receive an annual base salary of $374,500 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Mr. Bonaccorso’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In connection with his original employment agreement, Mr. Bonaccorso was also awarded an option to purchase 102,100 shares of common stock at an exercise price of $6.52 per share in February 2018 under our 2013 Equity Incentive Plan, which have fully vested. Pursuant to his amended and restated employment agreement, Mr. Bonaccorso also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Pursuant to the terms of his amended and restated employment agreement, Mr. Bonaccorso’s employment is at will and may be terminated at any time by us or Mr. Bonaccorso. If Mr. Bonaccorso’s employment is terminated by us without cause or by Mr. Bonaccorso for good reason, then Mr. Bonaccorso would be eligible to receive severance benefits. The length of severance benefits that Mr. Bonaccorso would receive depends on whether or not he is terminated in connection with a change in control.

If Mr. Bonaccorso’s employment is terminated by us without cause or if Mr. Bonaccorso resigns with good reason, then Mr. Bonaccorso would be entitled to 12 months of the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months; and

•	payment or reimbursement of continued health coverage for Mr. Bonaccorso and his dependents under COBRA for 12 months.

If Mr. Bonaccorso’s employment is terminated by us without cause or if Mr. Bonaccorso resigns with good reason, in either case within 12 months following or 1 month prior to the effective date of a change in control, then Mr. Bonaccorso would be entitled to the following severance benefits, less applicable tax withholding:

•	payment of his then-current base salary in accordance with normal payroll procedures for 12 months;

•	payment of a cash severance benefit equal to Mr. Bonaccorso’s annual bonus at the target percentage for the year in which the termination occurs;

•	payment or reimbursement of continued health coverage for Mr. Bonaccorso and his dependents under COBRA for 12 months; and

•	all equity awards held by Mr. Bonaccorso will automatically vest.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2023 other than our 401(k) plan described below. Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Until December 31, 2019, we provided an automatic matching contribution of $0.50 per $1.00 of employee contribution in the 401(k) plan up to a maximum of 4% of employee deferral. Effective January 1, 2020, participants may elect to make both pre- and post-tax contributions to their accounts in the 401(k) plan, and we match 100% of those contributions up to 4% of employee deferral. We generally do not provide perquisites or personal benefits, and we did not provide any perquisites or personal benefits to our named executive officers in 2023 other than those provided to all employees.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined “compensation actually paid” to our named executive officers (“NEOs”) and certain of our financial performance metrics during the fiscal years listed below. For the most recently completed fiscal year, we did not use any “financial performance measures” as defined Item 402(v) of Regulation S-K to link compensation paid to our NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with our performance, refer to “Executive Compensation.” The disclosure included in this section is prescribed by SEC rules and does not necessarily reflect value actually received or realized by the NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation actually paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of initial fixed $100 investment based on total shareholder return (TSR) ($)(5)	Net Loss (in millions) ($)(6)
2023	3,504,847	4,638,908	2,329,573	2,806,409	79.91	(67.0)
2022	1,935,833	(798,654)	987,849	(153,491)	30.02	(24.5)

(1)

The dollar amounts reported are the amounts of total compensation reported for Ted White (our Chief Executive Officer) (“PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(2)

The dollar amounts reported represent the amount of “compensation actually paid” to Mr. White, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. White’s total compensation for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year- End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2023	3,504,847	(2,589,968)	1,736,665	884,677	327,000	775,687	1,134,061	4,638,908
2022	1,935,833	(1,163,066)	275,571	(1,525,788)	—	(321,204)	(2,734,487)	(798,654)

(3)

The dollar amounts reported represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts are Christopher Hayes and Joe Bonaccorso for 2023 and Gary Goldenberg and Joe Bonaccorso for 2022.

(4)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2023	2,329,573	(1,708,194)	1,047,596	437,433	299,750	400,251	476,836	2,806,409
2022	987,849	(436,149)	51,669	(680,104)	—	(76,756)	(1,140,340)	(153,491)

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation” our executive compensation program reflects a performance-driven compensation philosophy. While we utilize several performance measures to align executive compensation with company performance, those company performance measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore does not specifically align company performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Loss

YCANTH, our first approved product, was approved by the U.S. Food and Drug Administration in July 2023. Accordingly, we did not generate substantial revenue from YCANTH during the periods presented. Because the majority of the revenue we recognized during the periods presented was associated with upfront and milestone payments under our license agreements, we do not use net loss as a performance measure in our executive compensation program, and we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented. The chart below illustrates the relationship of the compensation actually paid for our PEO and non-PEO NEOs, as calculated pursuant to SEC rules, to our net loss over the two years presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and our non-PEO NEOs, as calculated pursuant to SEC rules, to our cumulative TSR over the two years presented in the Pay Versus Performance table.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2023 by our directors who were not also our employees. Ted White, our President and Chief Executive Officer is also a member of our Board of Directors but did not receive any additional compensation for his service as a director. Mr. White’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Paul B. Manning	—	—	—
Craig Ballaron	60,000	59,189	119,189
Mark Prygocki	60,000	59,189	119,189
Sean Stalfort	—	—	—
Diem Nguyen	40,000	59,189	99,189
Lawrence Eichenfield	60,000	59,189	119,189

(1)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2023, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(2)

As of December 31, 2023, Mr. Prygocki, Mr. Ballaron, Dr. Nguyen and Dr. Eichenfield held options to purchase 58,047 shares, 52,213 shares, 46,379 shares and 48,379 shares of our common stock, respectively. None of our other non-employee directors held options to purchase shares of our common stock as of December 31, 2023. None of our non-employee directors held stock awards as of December 31, 2023.

Non-Employee Director Compensation Policy

Our Board of Directors adopted a non-employee director compensation policy that became effective in June 2018 in connection with our initial public offering. Our Board of Directors most recently amended the policy in February 2024. Pursuant to our policy, each of our directors who is not an employee of our company or affiliated with an entity that beneficially owns 5% or more of our outstanding shares of common stock are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. Mr. Ballaron, Mr. Prygocki, Dr. Nguyen and Dr. Eichenfield are eligible directors.

Each eligible director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board is entitled an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively. The members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors, who are not the chairpersons of such committees, are entitled an additional annual cash retainer of $5,000. All annual cash compensation amounts will be payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur.

In addition, each new eligible director who joins our Board of Directors will be granted a non-statutory stock option to purchase 17,502 shares of common stock under our 2018 Plan, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to continued service as a director through the applicable vesting date.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory stock option to purchase 20,000 shares of our common stock under our 2018 Plan, vesting in 12 equal monthly installments following the grant date and in any event will be fully vested on the date of the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting date.

Each option awarded to eligible directors under the non-employee director compensation policy, as amended, is subject to accelerated vesting upon a Change in Control (as defined in the 2018 Plan). The exercise price per share of each stock option granted under the non-employee director compensation policy is equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2023.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(a)	Weighted- average exercise price of outstanding options, warrants and rights(1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)(c)
Equity compensation plans approved by security holders	6,127,115	$7.49	2,419,919
Equity compensation plans not approved by security holders	—	—	—
Total	6,127,115	$7.49	2,419,919

(1)

Includes 561,500 shares issuable upon the settlement of RSUs without consideration. The weighted average exercise price of the outstanding options and rights other than these RSUs is $8.06 per share. There are no warrants outstanding under our equity compensation plan. Includes shares issuable upon exercise of outstanding options under our 2013 Plan and 2018 Plan.

(2)

Consists of shares available under the 2018 Plan as of December 31, 2023. On January 1 of each year, the number of shares reserved under the 2018 Plan is automatically increased by 4% of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board of Directors. An additional 1,696,542 shares were added to the number of available shares under the 2018 Plan, effective January 1, 2024.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Certain Related Party Transactions

The following is a summary of transactions since January 1, 2022 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Clinical Service Agreement with Clinical Enrollment LLC

On September 8, 2022, we entered into a clinical service agreement (the “Clinical Service Agreement”) with Clinical Enrollment LLC (“Clinical Enrollment”), which is controlled by Bryan Manning, the son of Paul B. Manning, the current chair of our Board of Directors and, together with certain affiliates, our largest stockholder. Pursuant to the Clinical Service Agreement, Clinical Enrollment provides recruiting support services for our clinical trial of VP-315. During 2022, we paid Clinical Enrollment an aggregate of $30,000 in fees pursuant to the Clinical Service Agreement. Since January 1, 2023, we paid Clinical Enrollment an aggregate of $445,500 in fees pursuant to the Clinical Service Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Verrica Pharmaceuticals Inc., Attn: Secretary, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380 or call our office at 484-453-3300 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher G. Hayes

Secretary

Dated: April 19, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Verrica Pharmaceuticals Inc., 44 Gay St., Suite 400, West Chester, Pennsylvania 19380.

VERRICA PHARMACEUTICALS INC. 44 W. GAY STREET, SUITE 400 WEST CHESTER, PA 19380 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V44411-P09064 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VERRICA PHARMACEUTICALS INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR All of the following: 1. Election of Directors [ ] [ ] [ ] Nominees: 01) Ted White 02) Mark Prygocki To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends that you vote FOR the following proposal: For [ ] Against [ ] Abstain [ ] 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement. The Board of Directors recommends that an advisory vote on the compensation of named executive officers be held every 1 YEAR. 1 Year [ ] 2 Years [ ] 3 Years [ ] Abstain [ ] 3. Indication, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The Board of Directors recommends that you vote FOR the following proposal: For [ ] Against [ ] Abstain [ ] 4. Ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting, including any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V44412-P09064 VERRICA PHARMACEUTICALS INC. Annual Meeting of Stockholders June 6, 2024 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Ted White and P. Terence Kohler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERRICA PHARMACEUTICALS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on June 6, 2024, at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, PA 19380, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side